Exhibit 10.49

CONVERTIBLE PROMISSORY NOTE CONVERSION AGREEMENT

This Convertible Promissory Note Conversion Agreement (this “Agreement”) is made and entered into as of              , 2019 by and between NeuroBo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and              , a              corporation (the “Noteholder”), with reference to the following:

A                                       The Company has executed a Convertible Promissory Note, dated              , in favor of the Noteholder in the principal amount of $              (the “Note”).

B.                                    Section 3(a) of the Note provides that from and after the earlier of (i)               and (ii) the closing of an initial public offering of shares of Common Stock (as defined below) by the Company in the United States of America or the Republic of Korea, the Noteholder shall have the right at any time and from time to time to convert all or any portion of the then-unpaid principal amount of the Note, plus the unpaid interest accrued thereon, into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a conversion price of $0.40 per share (which reflects adjustment for the 10,000-for-1 stock split effected by the Company on August 13, 2019 (the “Stock Split”)).

C.                                    The current outstanding unpaid principal and accrued but unpaid interest on the Note is $       (the “Current Principal and Interest Amount”), which the Company and the Noteholder desire to convert into shares of Common Stock, notwithstanding the fact that the Note is not yet convertible under Section 3(a) of the Note.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholder agree as follows:

1.                                      Conversion to Common Stock.  Effective as of the time that is immediately prior to the effective time of the merger of the Company with and into a subsidiary of Gemphire Therapeutics Inc. (“Gemphire”), pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization, dated as of July 24, 2019, by and among the Company, Gemphire and GR Merger Sub Inc., the entire Current Principal and Interest Amount shall be converted into             (      ) shares of Common Stock (the “Conversion Shares”), which reflects adjustment for the Stock Split.  Upon execution of this Agreement and return of the original Note as described below, the Company shall issue the Conversion Shares to the Noteholder.

2.                                      Return of Note.  Upon execution of this Agreement, the Note shall be deemed to be paid in full, and the Noteholder shall return the original Note to the Company marked “CANCELLED: PAID IN FULL.”

3.                                      Representations and Warranties of the Company.  The Company hereby represents and warrants to the Noteholder as follows:

3.1                               Organization and Good Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2                               Authorization of Loan Documents.  The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement, when duly executed and delivered by the parties to this Agreement, will constitute a valid and legally binding instrument, enforceable in accordance with its terms against the Company, except as enforcement may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or similar laws or court decisions affecting enforcement of creditors’ rights generally and except as enforcement is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

3.3                               Authorization of Conversion Shares.  The Conversion Shares have been duly authorized by the Company, and when issued and delivered by the Company in accordance with the terms and conditions of this Agreement will be validly issued, fully paid and non-assessable.

4.                                      Representations and Warranties of the Noteholder.  The Noteholder hereby represents and warrants to the Company as follows:

4.1                               Authorization of this Agreement.  The execution and delivery of this Agreement by the Noteholder and the performance of this Agreement and the consummation by the Noteholder of the transactions contemplated by this Agreement are within the powers of the Noteholder and have been duly authorized by all necessary corporate or other action of the Noteholder, and this Agreement, when duly executed and delivered by the parties to this Agreement, will constitute a valid and legally binding instrument, enforceable in accordance with its terms against the Noteholder, except as enforcement of this Agreement may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or similar laws or court decisions affecting enforcement of creditors’ rights generally and except as enforcement of this Agreement is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

4.2                               Restricted Securities.  The Noteholder understands that the Conversion Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Noteholder’s representations as expressed in this Agreement.  The Noteholder understands that the Conversion Shares will be, upon issuance, “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Noteholder must hold the Conversion Shares indefinitely unless they are registered with the U.S. Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Noteholder acknowledges that the Company has no obligation to register or qualify the Conversion Shares for resale.  The Noteholder further acknowledges that if an exemption from such registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the length of time the Noteholder has held the Conversion Shares, and on requirements relating to the Company which are outside of the Noteholder’s control, and which the Company is under no obligation, and may not be able, to satisfy.

4.3                               Purchase Entirely for Own Account.  This Agreement is made with the Noteholder in reliance upon the Noteholder’s representation to the Company, which by the Noteholder’s execution of this Agreement the Noteholder hereby confirms, that the Conversion Shares will be acquired for investment for the Noteholder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any portion of the Conversion Shares, and that the Noteholder has no present intention of selling, granting any participation in, or otherwise distributing any Conversion Shares.  By executing this Agreement, the Noteholder further represents that the Noteholder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any Conversion Shares.

4.4                               No General Solicitation.  The Noteholder is not acquiring the Conversion Shares as a result of any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication regarding the Conversion Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.5                               No Public or Otherwise Active Market; Investment Experience.  The Noteholder understands that no public or otherwise active market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public or otherwise active market will ever exist for the Common Stock.  The Noteholder represents that the Noteholder is experienced in evaluating and investing in securities of companies in a similar stage of development and acknowledges that the Noteholder is able to fend for itself, is prepared financially to hold its investment for an indefinite period of time and to suffer a complete loss of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the potential merits and risks of an investment in the Conversion Shares.

4.6                               Review of Information.  The Noteholder acknowledges that it has conducted a review and analysis of the Company’s business, management, financial affairs and prospects that the Noteholder considers sufficient for purposes of acquiring the Conversion Shares.  The Noteholder represents and warrants that: (i) the Noteholder has consulted with the Noteholder’s own legal, tax, investment, financial and accounting advisers in connection with this Agreement and the transactions contemplated hereby to the extent the Noteholder has deemed necessary, (ii) the Noteholder has had a reasonable opportunity to review the Company’s facilities and to ask questions of and receive answers from the Company’s management concerning the Company’s business, management, financial affairs and prospects and the terms and conditions of the offering of the Conversion Shares, and any such questions have been answered to the Noteholder’s satisfaction, and (iii) the Noteholder has made the Noteholder’s own investment decision based upon the Noteholder’s own judgment, due diligence and advice from such advisers as the Noteholder has deemed necessary.

4.7                               Accredited Investor.  The Noteholder is an “accredited investor,” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, as the Noteholder is a corporation with total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Note or the Conversion Shares.

5.                                      Restrictions on Transfer.

5.1                               Legends.  The Noteholder understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon the certificate(s) evidencing ownership of the Conversion Shares issued to the Noteholder, together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS’ AGREEMENT BY AND AMONG THE STOCKHOLDER, NEUROBO PHARMACEUTICALS, INC., A DELAWARE CORPORATION (THE “COMPANY”), AND CERTAIN OTHER HOLDERS OF STOCK OF THE COMPANY.  BY ACCEPTING ANY INTEREST IN SUCH SECURITIES, THE PERSON ACCEPTING SUCH INTEREST, TO THE EXTENT NOT THERETOFORE A PARTY TO SUCH STOCKHOLDERS’ AGREEMENT, SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY THE PROVISIONS OF SUCH STOCKHOLDERS’ AGREEMENT, IF STILL THEN IN EFFECT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER, OWNERSHIP AND VOTING SET FORTH THEREIN.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS PERMITTED WITHOUT REGISTRATION UNDER THE ACT AND SUCH LAWS.

5.2                               Stop-Transfer Notices.  The Noteholder agrees that to ensure compliance with the restrictions referred to herein and under the Stockholders’ Agreement (as defined below), the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company maintains its own securities transfer records and does not utilize a transfer agent, the Company may make appropriate notations to the same effect in its own records.

5.3                               Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Conversion Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Stockholders’ Agreement or (ii) to treat as owner of such Conversion Shares or to accord the right to vote or pay dividends to any purchaser or other purported transferee to whom such Conversion Shares shall have been so purportedly sold or transferred.

5.4                               Stockholders’ Agreement.  The Noteholder acknowledges that the Conversion Shares issued pursuant to this Agreement are subject to the Fourth Amended and Restated Stockholders’ Agreement (as it may be further amended from time to time, the “Stockholders’ Agreement”) of the Company.

5.5                               Disposition of Securities.  No Conversion Shares shall be sold, transferred, encumbered or otherwise disposed of in any way (whether by operation of law or otherwise) by the Noteholder or any subsequent transferee, other than in compliance with applicable securities laws and the Stockholders’ Agreement.

6.                                      Tax Consequences.  The Noteholder has reviewed with the Noteholder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  The Noteholder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Noteholder understands that the Noteholder (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement, including without limitation the issuance of the Conversion Shares.

7.                                      General Provisions.

7.1                               Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflicts of laws principles.

7.2                               Integration.  This Agreement represents the entire agreement between the parties and supersedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement including, but not limited to, any representations made during any negotiations whether written or oral.

7.3                               Notices.  Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or the Noteholder pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) Business Day after being delivered by facsimile or electronic transmission (with receipt of appropriate confirmation), (iv) one (1) Business Day after being deposited with an overnight courier service or (v) four (4) calendar days after being deposited in the U.S. mail, First Class with postage prepaid.  The term “Business Day” means any day of the year, other than a Saturday or Sunday, on which banking institutions in Boston, Massachusetts are open to the public for conducting business and are not required to close.  Notices to the Company shall be directed to it at 177 Huntington Avenue, Suite 1700, Boston, Massachusetts, 02115 and notices to the Noteholder shall be directed to it at

                                    , or at such other address as may be furnished by the Noteholder to the Company in writing.

7.4                               Binding Agreement; Assignment.  This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto and their respective successors and permitted assigns.  The rights and obligations under this Agreement of the Noteholder are not assignable by the Noteholder under any circumstances without the prior written consent of the Company.

7.5                               Waiver.  Any party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement.  The rights granted to the parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

7.6                               Noteholder Investment Representations and Further Documents. The Noteholder agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement.

7.7                               Severability.  Should any provision of this Agreement be found to be illegal or unenforceable under applicable law, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by applicable law.

7.8                               Counterparts; Electronic Transmission. This Agreement may be executed in counterparts with the same effect as if each party hereto had signed the same document. Each counterpart shall be as valid and binding as the other counterpart and both counterparts shall be construed together and shall constitute one agreement. Execution and delivery of this Agreement by facsimile or electronic transmission shall constitute legal and binding execution and delivery of this Agreement.

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The parties represent that they have read this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand this Agreement.

NeuroBo Pharmaceuticals, Inc.

By:
Name:
Title:

Noteholder:

By:
Name:
Title: